Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

ASIAFIN HOLDINGS CORP.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Shares of common stock, par value $0.0001 per share	(1)	457(o)		$	$5,749,998.00	0.0001381	$794.07
Fees to be Paid	Equity	Warrants	(2)	Other				0.0001381	0.00
Fees to be Paid	Equity	Shares of common stock, par value $0.0001 per share	(3)	457(o)			1,078,125.00	0.0001381	148.89
Fees Previously Paid	Equity	Shares of common stock, par value $0.0001 per share	(4)	457(o)			10,000,000.00		1,531.00
Fees Previously Paid	Equity	Shares of common stock, par value $0.0001 per share	(5)	457(o)		$	$1,500,002.00		$207.15

Total Offering Amounts:							$18,328,125.00		2,681.11
Total Fees Previously Paid:									1,738.15
Total Fee Offsets:									0.00
Net Fee Due:									$942.96

__________________________________________
Offering Note(s)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). Includes common stock that may be issued upon exercise of a 45-day option granted to the underwriter solely to cover over-allotments, if any. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional common stock as may be issued after the date hereof as a result of share sub-divisions, share capitalization or similar transaction.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). Includes common stock that may be issued upon exercise of a 45-day option granted to the underwriter solely to cover over-allotments, if any. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional common stock as may be issued after the date hereof as a result of share sub-divisions, share capitalization or similar transaction.

No fee required pursuant to Rule 457(g) under the Securities Act.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). Includes common stock that may be issued upon exercise of a 45-day option granted to the underwriter solely to cover over-allotments, if any. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional common stock as may be issued after the date hereof as a result of share sub-divisions, share capitalization or similar transaction.

Represents common stock underlying warrants issuable to the underwriter to purchase a number of common stock equal to 5% of the total number of common stock sold in this offering at an exercise price equal to 125% of the public offering price of the common stock sold in this offering.
(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). Includes common stock that may be issued upon exercise of a 45-day option granted to the underwriter solely to cover over-allotments, if any. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional common stock as may be issued after the date hereof as a result of share sub-divisions, share capitalization or similar transaction.
(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). Includes common stock that may be issued upon exercise of a 45-day option granted to the underwriter solely to cover over-allotments, if any. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional common stock as may be issued after the date hereof as a result of share sub-divisions, share capitalization or similar transaction.